UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 10, 2023, Sana Biotechnology, Inc. (“Sana”) announced a portfolio update to increase its focus on its ex vivo cell therapy product candidates. As part of the portfolio update, Sana plans to reduce its near-term investment in its fusogen platform for in vivo gene delivery, including by delaying the investigational new drug (IND) filing for its SG299 program, and reduce its workforce by approximately 29%. Sana anticipates that the portfolio update and associated reduction in force will be substantially complete by the fourth quarter of 2023, which is expected to result in 2024 operating cash burn of less than $200.0 million.

In connection with the portfolio update, Sana anticipates it will incur approximately $5.1 million and $1.7 million of cash-based expenses related to employee severance, benefits and related costs in the fourth quarter of 2023 and the first quarter of 2024, respectively. Sana will file an amended Current Report on Form 8-K if amounts differ materially from these estimates.

Item 7.01	Regulation FD Disclosure.

On October 10, 2023, Sana issued a press release announcing its portfolio update, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

On October 10, 2023, Sana released an updated corporate presentation (the “Corporate Presentation”), a copy of which is furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding (i) Sana’s expected 2024 operating cash burn, including expectations regarding the effect of the portfolio update thereon; (ii) the scope and the timing of the portfolio update; and (iii) the scope and timing of expected cash-based expenses and charges for employee severance and benefits and other costs related to the portfolio update, which are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these risks and uncertainties, and other important factors, any of which could cause Sana’s actual results to differ from those contained in the forward-looking statements, see the discussions of potential risks, uncertainties and other important factors in Sana’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings with the SEC. Forward-looking statements in this Current Report are made as of the date of this Current Report and Sana undertakes no duty to update any such statements unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sana Biotechnology, Inc. dated October 10, 2023

99.2	Corporate Presentation of Sana Biotechnology, Inc. dated October 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sana Biotechnology, Inc.

Date: October 10, 2023	By:	/s/ Bernard Cassidy
Bernard Cassidy
Executive Vice President and General Counsel